UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26565 (Commission File Number)	94-3245315 (IRS Employer Identification No.)
2 Circle Star Way, San Carlos, California (Address of Principal Executive Offices)		94070-6200 (Zip Code)

Company’s telephone number, including area code: (650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events and Regulation FD Disclosure.

As it is not current in its public filings, Liberate Technologies (“Liberate”) has withdrawn its appeal of the decision by Nasdaq to delist Liberate’s common stock from the Nasdaq National Market.

On October 22, 2002, Liberate announced that it had received a Nasdaq Staff Determination stating it was not in compliance with the timely periodic reporting requirements for continued listing and that its securities were subject to delisting from the Nasdaq National Market.  In November 2002, Liberate received a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  The Panel granted Liberate an extension until January 14, 2003 to bring its filings into compliance.  Following the receipt of that determination, Liberate filed a request for a further extension of time.  On January 15, 2003, the Panel denied Liberate’s request, and Liberate’s stock was delisted from the Nasdaq National Market on January 17, 2003.

In January 2003, Liberate announced its intention to appeal the Panel’s decision to the Nasdaq Listing and Hearing Review Council.  Liberate has now withdrawn this appeal.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: March 19, 2003	By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Chief Financial Officer